Exhibit 99.1

M/I Homes Acquires Minneapolis/St. Paul Home Builder

Columbus, Ohio (October 28, 2015) - M/I Homes, Inc. (NYSE:MHO) announced today that it has entered into a purchase agreement to acquire the residential homebuilding operations of Hans Hagen Homes, Inc., a privately held homebuilder, for an undisclosed purchase price paid in cash. The acquisition marks M/I Homes’ entry into the Minneapolis/St. Paul housing market, which will represent the Company’s 14th housing division.

For more than fifty years, Hans Hagen Homes has been one of the premier homebuilders in the Minneapolis/St. Paul market. Hans Hagen Homes delivered 122 homes in 2014, with an average selling price of $351,000, making the company one of the top ten homebuilders in the region, which includes portions of western Wisconsin. Founded in 1965, Hans Hagen Homes sells new homes for first-time and move-up homebuyers and operates with a strategy of offering quality homes in well-designed communities with a high level of personal service. The transaction is expected to close in the fourth quarter of 2015, subject to the satisfaction of certain closing conditions.

Robert H. Schottenstein, Chief Executive Officer and President of M/I Homes, commented, “We are excited to expand into the Minneapolis/St. Paul market by acquiring the residential homebuilding operations of Hans Hagen Homes. The company has a strong reputation as a builder of high quality homes, and we are confident that we can build on that reputation and continue the company’s long track record of success. We believe this acquisition represents a good strategic fit for M/I Homes and further enhances our geographic position with an established top-ten position in a dynamic, growing housing market.”

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having delivered over 93,000 homes. The Company’s homes are marketed and sold under the trade names M/I Homes and Showcase Collection (exclusively by M/I Homes). The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Indianapolis, Indiana; Chicago, Illinois; Tampa and Orlando, Florida; Austin, Dallas/Fort Worth, Houston and San Antonio, Texas; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, without limitation, factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. We undertake no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.
Kevin C. Hake, Senior Vice President, Treasurer, (614) 418-8227
Ann Marie W. Hunker, Vice President, Controller, (614) 418-8225